UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 27, 2011

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2011, Blacksands Petroleum, Inc. (the “Company”) entered into an allonge (the “Allonge”) to the promissory note dated November 19, 2010 (the “Note”) issued by the Company to Silver Bullet Property Holdings SDN BHD (the “Investor”).  Pursuant to the Allonge, the maturity date of the Note was amended from November 19, 2011 to February 1, 2013.  In addition, the Investor agreed to loan the Company an additional $1 million, with $400,000 loaned in connection with the Allonge, $300,000 due on or before November 1, 2011 and the remaining $300,000 due on or before December 1, 2011.  The Note is amended upon receipt of each of the additional loan amounts and is due and payable pursuant to the terms and conditions of the Note.

Pursuant to a security agreement, dated September 27, 2011, as security for the repayment of the Note, the Company granted the Investor a first priority lien on the Company’s oil and gas mineral leases in the Apclark Field.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Allonge to Promissory Note, dated as of September 27, 2011, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD
10.02	Security Agreement, dated as of September 27, 2011, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: October 19, 2011	BY:	/s/ DONALD GIANNATTASIO
Donald Giannattasio,
Chief Financial Officer

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